SCHEDULE 14C-A
                              INFORMATION STATEMENT

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (Amendment No. 1)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[X] Preliminary Information Statement
[_] Confidential  for  use  of  the  Commission  Only  (as  permitted  by  Rule
    14c-5(d)(2))
[ ] Definitive Information Statement


                            STEAM CLEANING USA, INC.
                                 ---------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_]  Fee computed on table below per Exchange Act Rules  14c-5(g) and 0-11.
     (1)  Title of each class of securities to which transaction applies: N/A
     (2)  Aggregate number of securities to which transaction applies: N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
     (4) Proposed maximum aggregate value of transaction: N/A (5) Total fee paid: N/A

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: N/A
     (2) Form, Schedule or Registration Statement No.: N/A
     (3) Filing Party: N/A
     (4) Date Filed: N/A

                            STEAM CLEANING USA, INC.
                                68A Lamar Street
                          West Babylon, New York 11704
                                 (631) 643-1600

                              INFORMATION STATEMENT

We are not asking you for a proxy and you are not requested to send a proxy

Approximate date of mailing of this Information Statement: July 20, 2003

TO ALL STOCKHOLDERS:

NOTICE is hereby given that STEAM CLEANING USA, Inc., ("we", "us" or the "Company") will take the following actions pursuant to written consent of a majority of our stockholders:

A majority of the shares entitled to vote, along with the Board of Directors have approved a reverse split of the common stock of the Company 8 for 1, as detailed in the description included in Item 1.

In addition, the majority of shares entitled to vote approved the following actions: To amend our Articles of Incorporation to change our name to HUMANA TRANS SERVICES HOLDING, CORP., or such other similar name as may be available. This change is being made to reflect the recent purchase of 100% of the stock of HUMANA TRANS SERVICES HOLDING CORP., and its subsidiaries. As a result of the stock purchase, we have relocated out corporate offices to the offices of HUMANA TRANS SERVICES HOLDING CORP, located at 7466 New Ridge Road, Suite 7, Hanover, Maryland 21076. The majority of shares entitled to vote also elected new members of the Board of Directors, who will serve until their successors have been elected and qualified.

Stockholder of Records on the close of business on June 30, 2003, are entitled to notice of the foregoing.

The Company will pay all costs of preparing, printing and mailing this Information Statement.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Date: June 30, 2003
                                /s/ Andrew B. Mazzone
                                ----------------------------
                                Andrew B. Mazzone, Chairman

                                TABLE OF CONTENTS

INTRODUCTION ...........................................................   2
QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT .................   2
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF ........................   3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS ........................   3
SECURITY OWNERSHIP OF MANAGEMENT .......................................   4
STOCKHOLDER ACTIONS ....................................................   4
ADDITIONAL INFORMATION .................................................   8



                                  INTRODUCTION

This Information Statement is being furnished by the board of directors of STEAM CLEANING USA, Inc., ("we", "us" or the "Company"), to stockholder in connection with actions taken by certain stockholders holding a majority of the outstanding shares of the Company by written consent without a meeting pursuant to the Corporation Law of the State of Delaware.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION

Q. Who is entitled to receive this Information Statement?

A. All record holders of our common stock as of the close of business on June 30, 2003, are entitled to receive this Information Statement. On that day, approximately 5,385,664 shares of common stock were issued and outstanding and eligible to receive this Information Statement.


Q. Why is the Company sending me this Information Statement?

A. The Securities and Exchange Commission requires the Company to notify you of actions taken by stockholders without a meeting. In this case, the board of directors has approved, and the stockholders have approved and ratified by written consent, a change in the Company's name from STEAM CLEANING USA, Inc., to HUMANA TRANS SERVICES HOLDINGS CORP., or such other similar name as may be available.


Q. Why is the Company changing its name?

A. We are changing our name to better reflect the recent acquisition of Humana Trans Services Holding Corp., and its operating subsidiaries.

Q. What am I required to do?

A. Nothing. We are providing you with information about our name change.


Q. Should I send my stock certificates now?

A. Yes, as part of the transaction, all previous share certificates should be returned to the Transfer Agent, and a new share certificate will be sent to you reflecting the new name and the new common shares. This will be done at no cost to you, the shareholder. The Company will pay all the fees and expenses of the issuance of the new certificate, including the postage to return it to you. The only cost to the shareholder is the postage to send the certificate to the Transfer Agent.

All shares should be sent to Manhattan Transfer and Trust Company, 58 Dorchester Road, Lake Ronkonkoma, New York, in the envelope provided.


Q. Am I entitled to dissenter's rights?

A. No. The Corporation Law of the State of Delaware does not provide for dissenter's rights in connection with the actions taken.


Q. What interests in the name change do the members of management have?

A. No director, executive officer, nominee for election as a director, associate of any director, nominee for election as an executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment which is not shared by all other stockholders.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the record date, our authorized capitalization consisted of 50,000,000 shares of common stock. As of the record date, there were 5,385,664 shares of common stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of common stock entitles the holder to one vote on each matter submitted to the shareholder.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of December 31, 2002, by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") who is known by the Company to own beneficially 5% or more of the Common Stock, (ii) each director of the Company, and (iii) all directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting power and investment power with respect to such shares. Total number of shares originally authorized was 50,000,000 shares of common stock, each of which had a $.0001 per share par value.

         On December 30, 2002, the Company announced that the shares issued as a result of the Steam Cleaning transaction were being cancelled and re-issued. As a result, the table below reflects the new stock issuance, as of December 30, 2002.
         As of June 16, 2003, a total of 5,385,664 shares of Common Stock, have been issued and are outstanding.

Shareholder*                                    Number               Percentage
--------------------------------------------------------------------------------
James W. Zimbler (1)(2)                       1,250,000                19.06%
Andrew B. Mazzone (1) (3)                     1,040,000                15.86%
Ronald Likas                                  1,250,000                19.06%
Nakoma Capital Holdings, LLC                  1,250,000                19.06%
21521 Goldfinch Court
Kilder, Il  60047

Directors and Officers as a group: 2,290,000 shares
*        Address of shareholder is c/o the Company, unless otherwise indicated
(1)      Director and/or Officer
(2) Shares have been authorized by the Board of Directors but have not been issued as of the filing date and are not included in the shares issued and outstanding, but are counted for purposes of control.
(3) 1,000,000 shares have been authorized by the Board of Directors but have not been issued as of the filing date and are not included in the shares issued and outstanding, but are counted for purposes of control.



                                     ITEM 1
                            APPROVAL OF REVERSE SPLIT

The Board of Directors has determined that it is in the best interest of the Company to approve a reverse split of 8 to 1 of its issued and outstanding common stock (the "New Common Stock"). It is necessary to take this action to allow the Company to attract a viable business operations to the Company and to allow the Company to attract the interest of the financial community.

The Board of Directors has fixed the effective date of the reverse split as April 12, 2002 (the "Effective Date"). As of the Effective Date, a shareholder of the Company will receive one new share of common stock for each 8 old shares of common stock of the Company. The resolution adopted by the Board of Directors calls for each fractional share to be rounded downward. This means, for example, if a shareholder owns 10,000 shares of the old common stock of the Company prior to June 30, 2003, that after the Effective Date he or she will be issued 1,250 shares of New Common Stock of the Company. The amount is determined by taking the 10,000 shares of old common stock and dividing that number by 8, leaving a remainder of 1,250 New Common Stock. In the case of fractional shares, they will be rounded down to the nearest whole share, therefore a shareholder would then be the owner of the next lowest whole number of shares. This is being done to avoid additional expense to the Company.

The Board of Directors has also determined, with the approval of a majority of shares entitled to vote, that in order to receive the New Common Stock a shareholder must return the certificate representing Old Common Stock. Upon receipt of the Old Common Stock certificate, the Transfer Agent will issue new certificates representing New Common Stock.

The Board of Directors believes that by effectuating the reverse split of the common stock, it will increase the attractiveness of the Company to the financial community.

Based upon the number of shares outstanding on June 16, 2003, of 5,385,664, there will be 673,208 shares outstanding after the reverse, prior to the issuance of shares of common stock for the Acquisition as outlines in Item 2.


                                     ITEM 2
                              ACQUISITION OF ASSETS

We have entered into a Stock Purchase Agreement to purchase 100% of the stock of Humana Trans Services Holding Corp., a Delaware corporation ("Holding"). Holding is the owner of Humana Trans Services Group, Ltd., Skilled Tradesman, Inc., Waste Remediation Systems, Inc., and Bio Solutions of Maryland, LLC. Holding is currently wholly-owned by our Director, James W. Zimber. The purchase price for the 100% issued and outstanding shares of Holding is the issuance of 6,000,000 shares of common stock of the Company, to be issued after the effective date of the reverse 8 for 1 split of the common stock of the Company.

Humana's business is referred to as Employee Leasing. Humana has contracts with various businesses to provide employees to the business. The business then pays a fee to Humana. Out of this fee, the employee is paid, they receive benefits and Humana retains a portion for its administrative efforts. Examples of the types of services that Humana provides to its clients, include; Driver recruitment, including the placement of ads, interviewing, all testing and background checks, Driver leasing and Leased labor. Currently Humana operates in 10 states and has current annual revenues of approximately

$2,000,000. Some of Humana's clients are Alligence Healthcare, Mercedes, Giant Foods, Northrop-Grumman and Royal Ahold.


Skilled Tradesman
Skilled Tradesmen was created by an established and experienced management team. Our directors have very long and successful business careers through numerous companies and management positions. They have a combined 93 years experience in business management and development and have the capability to lead this company into the 21st Century.

Skilled Tradesmen Corp's sister company began in recruiting CDL Truck Drivers over a decade ago. Today Skilled Tradesmen provides skilled, dependable laborer's to fill our customers' varied Industry Construction positions. We specialize in Ship Building repair and conversion, Heavy & Light Industrial manufacturing and both commercial and residential construction. By partnering with our customers, we ensure that they have a consistently productive workforce. We are not a temporary agency; our workers are ongoing, integral part of our customers' everyday workforce. Our National recruiting program allows us to supply tradespersons to any of our customers' new or existing locations.

At the forefront of change, Skilled Tradesman Corp. is redefining construction labor and raising the standards for the construction industry by consistently improving hiring procedures, skill levels of our employees, and putting a strong infancies on safety and training practices. We provide unparallel opportunities for growth for our customers and employees.

We have 3 Targeted Markets, which are:


                          Ship Construction/Maintenance
         New Shipbuilding
         Repair and Maintenance of existing ships

                                  Manufacturing
         Heavy Industrial
         Light Industrial

                                  Construction
         Commercial
         Residential

Skilled Tradesmen experienced crew's work in all types of Industry construction. Our extensive market presence means our customers can rely on us for our exemplary quality of service. Our field representatives are on the job weekly to support our employees and our customers job site personnel.

We provide Industry Craftsmen in all skills at all skill levels including, but not limited to:

Welders                    Electronic Technician       General Shipboard Cleaner
Pipe fitters Shipboard     Insulator                   General Laborer
Deck Electricians          Pipe fitter Shop            Sheet Metal Workers
Painters                   Rigger/Stagebuilder         Crane Operators
Blasters                   Shipfitter
Rigger/Material Handler    Outside Machinist

We have built our strength on customer service; we are responsive to our customers needs. Our customer support system is unmatched in the industry. We accomplish this by responding to customers' needs. We know each of our workers and at the onset, are able to match the best person with skills to the job.

A field representative always meets new customers and introduces new employees their first day on the job. Periodic follow-up visits keeps us apprised of any additional staffing requirements and functions as a checkpoint for customer and employee satisfaction.

We pride ourselves on staying on top of the details; we work effectively to close service gaps encountered in day-to-day activities. We keep in constant communication with our field representatives so that our customers have easy access to them. This network enables us to respond more immediately to customers' continuing and changing situations. The ongoing dialogue with our customers helps us anticipate job needs and provide continuity of service, resulting in efficiency and higher productivity.

Because our employees stay with us for the long term, improving their skills as they grow with us, we are able to offer better workers to our customers. Which results in Productivity, which means Annual labor costs savings of 25% to 35% for our customers.

By partnering with Skilled Tradesmen, our customers are able to adjust and maintain the size of their workforce according to their workload. Typically, labor costs remain high because it is necessary to staff during slow periods in order to anticipate upcoming work. DURING THESE PERIODS, PRODUCTIVITY PER EMPLOYEE DROPS.

The result is that our customers gain control of their labor dollars. These savings can be used to improve the payroll or benefits for the core staff. Employee morale is boosted by eliminating or reducing layoffs during slow periods. Productivity per employee goes up. Improved productivity goes right to the bottom line. We create a win, win situation, resulting in an annual increase in productivity for our customers. We are driven by our customer's success.

In addition to offering our employees steady work and wages, our benefits package is among the best in the industry. Our comprehensive benefits encourage life long relationships with us. Our workers pride themselves on setting professional standards for the industry. They personally aim for professionalism through appearance and attitude, cooperation and flexibility, communication skills, dependability, punctuality and most importantly productivity. The pride they take in their profession is manifested in their skills.



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

We have a Unique, SKILLED Workforce. Our vision is to again instill Old World craftsmanship in the hands of today' s apprentices, journeymen and leadmen. By teaching standardized skills, basic of the trade and new techniques, we establish quality proficiency levels for achievement.

Skilled Tradesmen is committed to creating a dynamic organizational structure that reflects the value of each team member's contribution and the importance of open communication channels. The Company believes that this unique business-operating model will play a critical role in the achievement of its market leadership mission. In its design it capitalizes on the strengths of all of the company's team members and provides the highest level of professional growth opportunities to all Company associates. To motivate and reward Skilled Tradesmen associates for their contribution to the success of the company each employee will participate in the Company's stock option plan.

Waste Remediation Systems, Inc./Bio Solutions of Maryland
Waste  Remediation  Systems,  Inc.  (or  "WRS"),  a Maryland  corporation,  is a technology provider of biological solutions to industries that want environmentally friendly forms of waste remediation while controlling costs. The Company owns intellectual properties for the service, systems and process of waste remediation.

WRS's treats wastes in a natural way that is very effective, affordable, and environmentally friendly. As waste treatment is becoming a more prominent industry, many organizations are cashing in on the future technologies of biological waste treatment. More and more companies are looking for an aid in solving, the growing problems in clogged grease traps, industrial waste and sewage backups and odor and corrosion in their collection systems. WRS addresses the challenge of biological solutions for commercial waste through its devotion to solving waste challenges with excellent products and services.

In the environment, both bacteria and enzymes play a part in biodegradation. WRS's reinforces mother-nature through Engineered Bacteria and Enzymes, coupled with integrated specific service systems to multiply the end process. Bacteria and enzymes have provided a method to accelerate nature's own bioremediation process. Bacteria produce all the necessary enzymes essential for biometabolism. The enzymes then do their part to ease the metabolic reactions. The live microbes in these treatments actually digest the grease or other waste. These microbes continue to devour the grease or other waste as long as treatment is maintained. These solutions are cost-effective, environmentally friendly, low maintenance and dependable. The solutions can eliminate grease and fats, reduce ammonia levels, reseed bio-filters/plants, breakdown hydrocarbons, eliminate odors; and improve sludge management. Areas in which the solutions have proved successful include wastewater treatment plants, sewer lines and lift stations, lagoons, holding tanks, ponds, drain lines, grease traps, septic tanks, cesspools and drain fields, and portable toilets. The primary market area that WRS sells its products is drain maintenance for restaurants, and similar facilities.

While restaurants make up the primary market for drain maintainers, any foodservice-related facility can use the products. Delis, grocery-store meat rooms, hospital cafeterias, schools, food processing plants and shopping mall-based food courts are some examples of potential customers. A growing trend in the drain maintenance market is to bundle the requisite products into a package for which the distributor charges a monthly service fee.

Microbial enzyme systems are inherently environmentally preferable products. Since the products digest food waste and grease a little bit at a time, they prevent the need for acid-based chemicals, which can harm pipes and are frowned upon by water treatment plants due to their caustic nature. Municipalities want food wastes reduced to carbon dioxide and water before they reach the treatment plants.

Bio-Solutions of Maryland is a franchise of Bio-Solutions International, which is a public company.


                                     ITEM 3
                           AMENDMENT OF CORPORATE NAME

At the Special Meeting, holders of a majority of shares of Common Stock voted to change the name of the Company from "STEAM CLEANING USA, INC." to "HUMANA TRANS HOLDING CORP." (the "Corporate Name Change"), by means of an amendment to the Company's Certificate of Incorporation. The Board of Directors had previously adopted resolutions approving the Corporate Name Change and recommended that the Corporate Name Change be submitted to the Stockholders for their approval at the Special Meeting. The proposed amendment to the Certificate of Incorporation was approved by the requisite number of shares of Common Stock entitled to vote at the Special Meeting, and the Corporate Name Change and the proposed amendment to the Company's Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Delaware, which is expected to occur shortly.

The Board of Directors determined that it was in the best interests of the Company to make certain acquisitions that are currently under discussion. These possible acquisitions are outside the current business of the Company. In addition, it is the belief of the Board of Directors that the Company should begin seeking other developmental ideas to nurture and expand upon in the future. In light of this, the Board of Directors determined that the name of the Company should be changed to better reflect the direction of the Company.

Accordingly, the Board of Directors decided that Article One of the Company's Certificate of Incorporation would be amended to change the Company's corporate name to "HUMANA TRANS SERVICES HOLDING CORP.", a name that will better reflect the Company's possible future entry into alternate business and the development of future business plans.

Stockholders holding approximately 72% of our outstanding common stock have approved and ratified the following resolution amending our Articles of
Incorporation:

RESOLVED, that Article I of the Article of Incorporation of the Company shall be amended to read as follows:

                                   "ARTICLE I

                                      NAME

The name of the Corporation shall be: Humana Trans Services Holding Corp."


                                     ITEM 4
                         RELOCATION OF CORPORATE OFFICES

         The Company has relocated its Office to Trans Service Group, 7466 New Ridge Road, Suite 7, Hanover, Maryland 21076. The new phone number of the Company is: (410) 855-8758 or (888) 508-8866. The Registrant has a lease for the premises for a term of 3 years, with 30 months are left on the lease. The lease covers a total of approximately 5,000 square feet. The rent is $1500 per month. The space is adequate for the needs of the registrant for the foreseeable time period and for its operations.


                                     ITEM 5
                 ELECTION OF MEMEBERS OF THE BOARD OF DIRECOTRS

Effective June 30, 2003, the following changes to the Board of Directors and the Executive Officers occurred:

The following were elected at the special meeting of the majority of shares entitled to vote to the positions indicated:

Name                              Age        Position
----                              ---        --------
Andrew B. Mazzone                            Chairman of the Board, Chief Financial Officer
James W. Zimbler                  38         Director
John Daley                        52         Director and President
George L. Riggs, III, C.P.A.                 Chief Financial Officer


Andrew B. Mazzone, 60, Chairman of the Board

           Mr. Mazzone has been the Chairman of the Company since its inception until August 2002. He resigned as Chief Executive Officer and President effective November 1, 2001 and from the Board of Directors in August 2002. He was reappointed to the Board of Directors in December 2002. From 1970 until February 15, 1995, Mr. Mazzone was employed by Metco, Westbury, NY, a subsidiary of the Perkin Elmer Corp. The Company was acquired by a foreign holding corporation, which changed the Company's name to Sulzer Metco. Mr. Mazzone, as President, resigned from Sulzer Metco after the acquisition of the Company. Mr. Mazzone did so to pursue his belief that there is an unexploited opportunity in the thermal spray industry to set up industrial thermal spray shops around the world, excluding the areas of Europe and the United States. In this endeavor, he left Sulzer Metco on good terms and with the understanding that his strategy, if successful, would mean even more business for Sulzer Metco Corporation. Some of the highlights of Andrew Mazzone's Metco career include positions as Director of Logistics, Director of Sales and Marketing, Director of Manufacturing, Executive Vice President and President. Mr. Mazzone has degrees from Babson College, Babson Park, Massachusetts, in finance and an advanced degree in economics, with a specialty in economic history.


James W. Zimbler, 38, Director

On November 1, 2001, Mr. Zimbler, was appointed as President and Director of the TTI Holdings of America Corp. From February 2001 until October 15, 2001, Mr. Zimbler was engaged in consulting for various companies and for a portion of that time has been a principal member in Crossover Advisors, LLC. Prior to that, from January 1999 to November 1999, Mr. Zimbler was Chairman of the Board of Directors and President of IntermediaNet, Inc. now known as Cyberedge Enterprises, Inc., a public company and in November 1999, became just the Chairman until February 2001. He was re-appointed CEO and a Director in September 2001. Mr. Zimbler was also Chairman and CEO of Universal Media
Holdings, Inc., until February 2001. From December 1996 through November 1998, Mr. Zimbler was President and Chief Operating Officer for Total Freight Solutions America, Inc. Mr. Zimbler was employed by Packaging Plus Services, Inc. from August of 1994 through December of 1996. From March 1987 to September 1983 he was the owner of a messenger delivery service, which was sold. Thereafter he formed Rapid Delivery Service, which was sold to Packaging Plus Services, Inc., in 1994. Mr. Zimbler attended Suffolk Community College from 1983 through 1985 where he majored in Business Administration. In February 2001, he filed a Petition under Chapter 13 of the United States Bankruptcy Code in the Eastern District of New York, which was converted to a Chapter 7. He was discharged from bankruptcy on September 2001.


John Daley, 52, Director and President

Currently President of Bio-Solutions of Maryland, a bio-remediation company, which provides a biological solution for the elimination of grease and sewage. Mr. Daly possesses over twenty years of Sales and Marketing in the shipping and transportation industry. He was the Executive Vice President of HumanaSource Corporation a multi-million dollar company that provides driver leasing and was responsible for the daily operation of the company.



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

Prior to HumanaSource Corporation, Mr. Daly served as Chief Operating Office of Automated Ordering Systems, a regionally successful company providing automated solutions and related services for the transportation industry. He managed all corporate operations, software development and new business in growing the company to over $3 million. Over the course of the last 20 years, Mr. Daly has managed the successful growth of three corporate entities.


George L. Riggs, III, C.P.A., Chief Financial Officer

George L. Riggs, III, CPA, was the founder and Managing partner of Riggs & Associates, LLP prior to joining the firm of Centerprise/Scillia Dowling & Natarelli (formerly Simione Scillia Larrow & Dowling LLC) as an audit and accounting principal. He left the firm in October 2002 to return to a solo practice. He specializes in public and privately held corporations, with significant experience in mergers and acquisitions, litigation support, and bankruptcy and reorganizations matters. He has over twenty-five years experience in public accounting, including 13 years as a partner at Deliotte & Touche, LLP. He spent ten years as the Professional Practice Director for the Hartford, New Haven and Waterbury offices. In this position, he was responsible for the review of all engagements to ascertain compliance with professional guidelines and technical consultations on all clients in the areas of accounting, auditing and securities. He is a graduate of the University of Hartford where he received the Regents Honor award for graduating first from the school of business administration. He also holds an MBA degree from the University of Connecticut with a specialization in finance. He received a certificate of merit from the Massachusetts Society of CPAs for passing the CPA exam at the first sitting. George has conducted many continuing education seminars for his prior firms and the Connecticut Society of CPAs as well as spoken to many professional groups on certain industry, technical and financing subjects. He holds a CPA certificates in Connecticut and Vermont. He is a member of the American Institute of Certified Public Accountants, the Connecticut Society of Certified Public
Accountants, and Institute of Management Accountants. Additionally, George serves as treasurer and is on the board of directors of ChurchCO, a nonprofit organization that supports assisted living for mentally handicapped.

                             ADDITIONAL INFORMATION

You may access  additional  information  regarding  the Company,  including  all
reports  filed  with  the  Securities  and  Exchange  Commission,   through  the
Securities and Exchange Commission's EDGAR archives at www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Andrew B. Mazzone
---------------------------------------
Andrew B. Mazzone, Chairman


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